UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2025

Howard Hughes Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41779 (Commission File Number)	93-1869991 (IRS Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	HHH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Share Issuance and Strategy Change

On May 5, 2025, Howard Hughes Holdings Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”), by and between the Company and Pershing Square Holdco, L.P. (“PS Holdco”).

Pursuant to the Purchase Agreement, the Company sold to PS Holdco 9,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $100 per share, for an aggregate purchase price of $900,000,000 (the “Purchased Shares”). The sale of the Purchased Shares closed on May 5, 2025 (the “Closing Date”). The Purchase Agreement includes customary representations, warranties and covenants by the Company and PS Holdco. The Company also agreed to reimburse reasonable and documented expenses of PS Holdco and its affiliates in connection with the negotiation and execution of the Transaction Documents (defined below) in an amount not to exceed $25 million. The Company expects to use the proceeds from the sale of the Purchased Shares to acquire or make investments in operating companies as part of the Company’s new strategy of becoming a diversified holding company.

After giving effect to the issuance of the Purchased Shares, PS Holdco beneficially owns approximately 46.9% of the Company’s outstanding shares of Common Stock.

In connection with the Purchase Agreement, the Company also entered into the following agreements:

•	a Services Agreement, dated May 5, 2025, by and between the Company and Pershing Square Capital Management, L.P. (“Pershing Square”) (the “Services Agreement”), pursuant to which Pershing Square will provide investment advisory and other services to the Company in support of its new diversified holding company strategy;

•	a Shareholder Agreement, dated May 5, 2025, by and among the Company, PS Holdco and Pershing Square (the “Shareholder Agreement”), pursuant to which PS Holdco, Pershing Square and the Company agreed to subscription rights and certain governance provisions, including director nomination rights and consent rights;

•	a Standstill Agreement, dated May 5, 2025, by and between the Company and PS Holdco (the “Standstill Agreement”), pursuant to which PS Holdco and the Company agreed to certain matters, including board and committee size and composition, ownership limits, voting caps, transfer restrictions and related party transactions; and

•	a Registration Rights Agreement, dated May 5, 2025, by and among the Company, PS Holdco, Pershing Square and certain other affiliates of Pershing Square (the “Registration Rights Agreement”), pursuant to which PS Holdco and such affiliates will have registration rights.

Services Agreement

Pursuant to the terms of the Services Agreement, Pershing Square will support the Company’s new diversified holding company strategy by providing services to the Company, such as (i) investment advisory services, (ii) making recommendations with respect to hedging, balance sheet optimization and capital allocation, (iii) executing transactions, (iv) assisting the Company with business and corporate development functions, (v) making voting recommendations for the Company’s investments, (vi) assisting with and advising on fundraising, (vii) monitoring operations of the Company and its investments, subject to the day-to-day authority and responsibility of management of the Company, (viii) providing recommendations for persons to serve as designees or deputies of the Chief Investment Officer, (ix) engaging and supervising third-party service providers, (x) making dividend payment recommendations, and (xi) providing other services as may be agreed upon.

The Company will pay Pershing Square a quarterly base fee of $3,750,000 and a quarterly variable fee equal to 0.375% of the excess value of the quarter-end stock price of the Common Stock minus the reference price of $66.1453, multiplied by existing share count of 59,393,938 shares, which share count will not increase with the issuance of new shares of Common Stock. The base fee and the reference share price are subject to annual adjustment based on the Core PCE Price Index. The base fee and the variable fee will each be paid to Pershing Square quarterly.

The Services Agreement will have an initial ten (10) year term and will have successive renewal terms of ten (10) years unless either party terminates or elects not to renew the Services Agreement in accordance with the terms of the Services Agreement.

With the approval of 2/3 of the disinterested directors, the Company can terminate the Services Agreement with 120 days’ prior written notice (or 30 days’ prior written notice for specific causes) for the following: (i) material default by Pershing Square that causes material harm and is not cured within a 60-day cure period; (ii) fraud, misrepresentation or embezzlement by Pershing Square; (iii) Pershing Square acts in a manner constituting bad faith, willful misconduct or gross negligence or engages in criminal conduct in the performance of its duties; (iv) Pershing Square faces bankruptcy or insolvency; (v) upon a change of control and payment of a make-whole fee (described below); and (vi) with unanimous approval of the disinterested directors, if PS Holdco and its affiliates no longer beneficially own all of the Purchased Shares during the first 10 years of the Closing Date (or 75% of the Purchased Shares thereafter). The Company may also elect to not renew the Services Agreement if the non-renewal is approved by a unanimous vote of the disinterested directors and subsequently approved by a seventy percent (70%) vote of the outstanding shares of Common Stock, excluding any shares held by Pershing Square or its affiliates.

In the event that the Services Agreement is terminated pursuant to a change of control of the Company, the Company will pay Pershing Square a make-whole fee intended to approximate the present value of the total fees (base and variable) that Pershing Square would have received had it continued to provide services for the remainder of the then-current term.

Shareholder Agreement

Director Nomination Rights. Pursuant to the terms of the Shareholder Agreement, at any meeting of stockholders where directors are to be elected:

•	so long as PS Holdco, Pershing Square and their respective affiliates, including investment funds managed by one or more affiliates (collectively, the “Purchaser Group”), beneficially own at least 17.5% of the outstanding shares of Common Stock on a fully diluted basis, PS Holdco may nominate for election a number of directors equal to 25% of the total number of members of the Board of Directors of the Company (the “Board”) as constituted after giving effect to such election, rounded up (e.g., three directors in the case of an 11-member Board) (such director, a “PS Board Designee”).

•	so long as the Purchaser Group beneficially owns less than 17.5% but at least 10% of the outstanding shares of Common Stock on a fully diluted basis, PS Holdco may nominate for election a number of PS Board Designees equal to 10% of the total number of members of the Board as constituted after giving effect to such election, rounded up (e.g., two directors in the case of an 11-member Board).

If the Purchaser Group owns less than 10% of the outstanding shares of Common Stock on a fully diluted basis, PS Holdco no longer has the right to nominate any PS Board Designees. William A. Ackman, Ben Hakim and Ryan Israel will serve as the initial PS Board Designees.

Executive Chairman. So long as the Purchaser Group beneficially owns at least 17.5% of the outstanding shares of Common Stock on a fully diluted basis, Mr. Ackman, Chief Executive Officer of Pershing Square, will serve as the Executive Chairman of the Board so long as he is one of the PS Board Designees and is willing to serve. Any Board committee (except for special committees established for potential conflict of interest situations) will include proportional representation of the PS Board Designees, subject to applicable law and stock exchange rules.

Consent Rights. Effective from and after the time that PS Holdco files a Form S-1 for an initial public offering, without the prior written consent of PS Holdco, the Company will not:

•	acquire or dispose any shares, assets, business or operations that, taken as a whole, would exceed the conditions of significance contained in the definition of “significant subsidiary” at the 30% level under the total asset test set forth in Rule 3-05 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”);

•	incur any third-party indebtedness if, immediately following such incurrence, the Company’s Indebtedness to Consolidated Tangible Net Ratio (as defined in the Company’s existing indentures) would exceed 2.5;

•	materially change the business of the Company and its subsidiaries, taken as a whole, in a manner that would constitute a significant departure from the Company’s intended strategy of acquiring controlling interests in private and public operating companies and becoming a diversified holding company;

•	provided that the Services Agreement remains in effect, cause or permit the appointment, removal or replacement of the Chief Investment Officer; or

•	provided that the Services Agreement remains in effect, amend, modify or alter the scope of the authority, duties or responsibilities of the Executive Chairman or the Chief Investment Officer.

The foregoing consent rights will be suspended in certain circumstances, including if PS Holdco completes an initial public offering but subsequently ceases to be a publicly traded company and is not an “investment company” as defined in the Investment Company Act of 1940, as amended. The consent rights terminate when the Purchaser Group no longer beneficially owns in the aggregate at least 17.5% of the outstanding shares of Common Stock on a fully diluted basis.

Subscription Rights. If the Company issues or sells any shares of Common Stock to third parties (other than shares issued pursuant to options or other stock incentives issued to an employee, director or consultant of the Company or its subsidiaries), the members of the Purchaser Group have the right to acquire shares of Common Stock for the same price and on the same terms as such shares are offered to such third parties.

Standstill Agreement

Governance Matters. Pursuant to the Standstill Agreement, so long as PS Holdco and its affiliates collectively beneficially own more than 10% of the outstanding shares of Common Stock on a fully diluted basis, none of PS Holdco or its affiliates will take any action that is inconsistent with its support for certain specified corporate governance principles, including:

•	a majority of the Board shall be “independent” under applicable stock exchange standards;

•	the Board shall have a nominating committee, a majority of which shall be independent and not affiliated with or nominated by PS Holdco or any of its affiliates;

•	the size of the Board will be fixed at 11 members and cannot be changed without approval of 75% of the Board; and

•	any change of control transaction involving stockholders holding more than 10% of the outstanding shares of Common Stock requires approval of (i) a majority of the disinterested directors, and (ii) a majority of the voting power of the unaffiliated stockholders.

Ownership Cap. PS Holdco, Pershing Square and their respective affiliates agree not to acquire beneficial or economic ownership of more than 47% of the outstanding shares of Common Stock.

Voting Cap. For all matters being voted on at a stockholder meeting or in a consent solicitation that the Board recommends that stockholders approve, the voting power of the shares held by PS Holdco, Pershing Square and their respective affiliates will be limited to 40% of the total voting power of the outstanding shares of Common Stock (the “voting cap”), with the excess of any shares held by PS Holdco, Pershing Square and their respective affiliates over the voting cap (the “excess shares”) to be voted by PS Holdco, Pershing Square and their respective affiliates in proportion to the votes cast by stockholders unaffiliated with PS Holdco, Pershing Square and their respective affiliates, or any transferee thereof. This voting cap will be uniformly applied across all matters, except with respect to voting to elect the PS Board Designees, for which no voting cap applies.

For all matters being voted on at a stockholder meeting or in a consent solicitation that the Board has recommended that stockholders not approve, PS Holdco, Pershing Square and their respective affiliates may vote all of their shares “against” such matter, or it may vote their shares up to the voting cap “for” such matter, with the excess shares to be voted by PS Holdco, Pershing Square and their respective affiliates in proportion to the votes cast by stockholders unaffiliated with PS Holdco, Pershing Square and their respective affiliates, or any transferee thereof.

Transfer Restrictions. Without the approval of a majority of the disinterested directors, PS Holdco, Pershing Square and their respective affiliates may not sell or otherwise transfer any shares of Common Stock that they hold if, immediately after giving effect to such sale or transfer, the person that acquires such Common Stock (other than an underwriter) would, together with its affiliates, beneficially own more than 10% of the then-outstanding shares of Common Stock.

Related Party Transactions. Without the approval of a majority of the disinterested directors, PS Holdco, Pershing Square and their respective affiliates may not engage in (i) any transaction or series of related transactions, directly or indirectly, between the Company or any subsidiary of the Company, on the one hand, and any of PS Holdco, Pershing Square or their respective affiliates, on the other hand, or (ii) with respect to the purchase or sale of Common Stock by any of PS Holdco, Pershing Square or their respective affiliates, any waiver of any limitation or restriction with respect to such purchase or sale in the Transaction Documents (defined below), except for (i) transactions expressly contemplated in the Transaction Documents, (ii) customary compensation arrangements for Board designees and (iii) transactions in the ordinary course of the Company’s business that do not involve payments by the Company in excess of $10,000,000.

Termination. The Standstill Agreement can be terminated (i) by mutual agreement between the Company and PS Holdco but only if 2/3 of the disinterested directors have approved such termination; (ii) without any further action by the parties, if PS Holdco’s beneficially owns less than 10% of the outstanding shares of Common Stock on a fully diluted basis; (iii) without any further action by the parties, following a change of control of the Company not involving PS Holdco, Pershing Square or any of their respective affiliates; (iv) without any further action by the parties, upon a sale of substantially all of the Company’s assets or the acquisition by any person or group of voting securities of the Company entitling such person or group to exercise 90% or more of the total voting power of the outstanding stock entitled to vote generally on the election of directors; and (v) upon notice by PS Holdco to the Company in the event the Services Agreement is expired or otherwise terminated.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company has agreed to provide PS Holdco and certain other affiliates of Pershing Square with demand rights and customary piggyback registration rights. The Registration Rights Agreement also requires the Company to file a shelf registration statement, upon request, to register for resale all or a part of the shares of Common Stock owned by PS Holdco and such affiliates. The Registration Rights Agreement contains customary indemnification provisions.

The foregoing summaries of the Purchase Agreement, Services Agreement, Shareholder Agreement, Standstill Agreement, and Registration Rights Agreement (collectively, the “Transaction Documents”) are qualified in their entireties by the full text of the agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Items 1.01 of this Current Report on Form 8-K regarding the sale of the Purchased Shares is incorporated herein by reference.

The sale of the Purchased Shares has not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D as promulgated by the U.S. Securities and Exchange Commission thereunder.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors Appointment of Certain Officers

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Shareholder Agreement is incorporated herein by reference.

Effective May 5, 2025, Adam Flatto, Allen Model and Dana Hamilton resigned from the Board. Additionally, pursuant to the terms of the Shareholder Agreement, on May 4, 2025 the Board appointed William A. Ackman, Ryan Israel and Jean-Baptiste Wautier to the Board, effective May 5, 2025. In addition, Mr. Ackman has been appointed as the Executive Chairman of the Board and R. Scot Sellers has been appointed Presiding Director.

Mr. Ackman, age 58, has served as the Founder and Chief Executive Officer of Pershing Square since its founding in 2003, and as Chairman of the board of directors of PS Holdco since June 2024. Prior to founding Pershing Square, Mr. Ackman co-founded and co-managed Gotham Partners Management Co., LLC (“Gotham Partners”), an investment adviser that managed public and private equity hedge fund portfolios, until 2003. Prior to forming Gotham Partners, Mr. Ackman was a principal with Ackman Brothers & Singer, Inc., now known as the Ackman Ziff Real Estate Group, where he arranged and structured equity and debt financing for real estate investors and developers. Mr. Ackman is a member of the board of directors of Universal Music Group N.V. Mr. Ackman also serves as the Chairman and Chief Executive Officer of SPARC. In addition, Mr. Ackman serves on the boards of Dean’s Advisors of the Harvard Business School and the Pershing Square Foundation, a charitable family foundation that he founded in 2006. Mr. Ackman previously served as Chairman of the Board of the Company, and as Chief Executive Officer and Chairman of Pershing Square Tontine Holdings, Ltd. Mr. Ackman received a Master in Business Administration from the Harvard Business School and a Bachelor of Arts magna cum laude from Harvard College.

Mr. Israel, age 40, has served as the Chief Investment Officer of Pershing Square since August 2022 and as a member of the board of directors PS Holdco since June 2024. Mr. Israel joined the Pershing Square investment team in 2009. Mr. Israel was previously an analyst at The Goldman Sachs Group, Inc. in the Technology, Media and Telecom group. Mr. Israel served as a director of Element Solutions Inc. from October 2013 through January 2019. Mr. Israel received his Bachelor of Science from the Wharton School at the University of Pennsylvania, where he graduated summa cum laude and beta gamma sigma in 2007.

Mr. Wautier, age 55, is an investor and philanthropist, resident of London, and co-founder of the Wautier Family Office, which was established in 2024. He is currently Chairman of luxury fashion house, GEDEBE, and a non-executive director at the architectural practice, Studio Razavi + Partners, as well as Chair of the Investment Committee at Sci Ventures and Chairman of Aspire. He became a director of Pershing Square Holdings in May 2025. Mr. Wautier is also a Senior Lecturer at Sciences Po University in Paris and an Executive Fellow at Adam Smith's Panmure House. Mr. Wautier began his career at Arthur Andersen before moving to Morgan Stanley. He then joined private equity firm, IK Partners, in 2000, before moving to BC Partners in 2004, where Mr. Wautier served as Chairman of the Investment Committee and Chief Investment Officer in the United Kingdom between 2013 and 2023. He also served as a member of the Management Committee in the United Kingdom between 2018 and 2023, before leaving BC Partners in 2024. Mr. Wautier holds a Master’s (Political Science and Government) and a Master of Science (Industrial Organisation) from Sciences Po and Université Sorbonne Paris Nord, respectively.

Mr. Wautier will be provided with the Company’s standard non-employee director compensation. Mr. Ackman and Mr. Israel will not receive any compensation for their service on the Board. Each of Messrs. Ackman, Israel and Wautier will enter into a director indemnification agreement, a form of which has been incorporated by reference as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025.

None of Mr. Ackman, Israel or Wautier have any family relationship with any of the executive officers or directors of the Company. Since the beginning of the Company’s last fiscal year, Mr. Wautier does not have a material interest, direct or indirect, in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Since the beginning of the Company’s last fiscal year, Mr. Ackman and Mr. Israel do not have a material interest, direct or indirect, in any transaction (other than the Transaction Documents) required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On May 5, 2025, the Company, issued a press release announcing the transaction with Pershing Square and the governance changes described above.

A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K pursuant to this “Item 7.01 Regulation FD Disclosure” and Exhibit 99.1 is being furnished. This information shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section or shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Share Purchase Agreement, dated May 5, 2025, by and between the Company and Pershing Square Holdco, L.P.
10.2	Services Agreement, dated May 5, 2025, by and between the Company and Pershing Square Capital Management, L.P.
10.3	Shareholder Agreement, dated May 5, 2025, by and between the Company, Pershing Square Holdco, L.P., and Pershing Square Capital Management, L.P.
10.4	Standstill Agreement, dated May 5, 2025, by and between the Company and Pershing Square Holdco, L.P
10.5	Registration Rights Agreement, dated May 5, 2025, by and between the Company, Pershing Square Holdco, L.P. and Pershing Square Capital Management, L.P. on behalf of certain of its affiliates
99.1	Press Release dated May 5, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD HUGHES HOLDINGS INC.

Date: May 6, 2025	By:	/s/ Joseph Valane
	Name:	Joseph Valane
	Title:	General Counsel & Secretary